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Exhibit 10.2

AMENDMENT NO. 3 TO
VEECO INSTRUMENTS INC.
2000 STOCK OPTION PLAN

Effective May 9, 2003

Section 5(a) of the Veeco Instruments Inc. 2000 Stock Option Plan, as amended (the "Plan"), is hereby amended to read, in its entirety, as follows:

    5.    Grant of Awards; Shares Subject to the Plan

            The Committee may, from time to time, grant Options to one or more Eligible Persons; provided, however, that:

            (a)    Subject to Section 9, the aggregate number of shares of Stock in respect of which Options may be granted under the Plan shall not exceed 5,030,000;

*    *    *    *    *

This Amendment was approved by Veeco's Compensation Committee on March 31, 2003, by its Board of Directors on April 1, 2003, and by its stockholders on May 9, 2003.

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  Exhibit 10.2
AMENDMENT NO. 3 TO VEECO INSTRUMENTS INC. 2000 STOCK OPTION PLAN